               ==================================================

                         AGREEMENT AND PLAN OF EXCHANGE

                                  BY AND AMONG

                   AMERICAN COMMUNICATIONS ENTERPRISES, INC.,

                           TAMPA BAY FINANCIAL, INC.,

                                NEOGENOMICS, INC.

                                       and

                               MICHAEL DENT, M.D.

               ==================================================
                            Dated: November 14, 2001

                         AGREEMENT AND PLAN OF EXCHANGE

        AGREEMENT AND PLAN OF EXCHANGE (this "Agreement"), dated as of November 14,
2001, between American Communications Enterprises, Inc., a Nevada corporation
("ACEN"), Tampa Bay Financial, Inc., a Florida corporation ("TBF"), NeoGenomics,
Inc., a Florida corporation (the "Company") and Michael Dent, M.D. (the
"Shareholder").

                                  Witnesseth:

        WHEREAS, the Shareholder is the legal and beneficial owner of all of the outstanding shares of the capital stock of the Company (the "Company Shares").

        WHEREAS, the Shareholder desires to exchange the Company Shares for shares of common stock of ACEN (the "Exchange") and ACEN desires to effect the Exchange, on the terms and subject to the conditions set forth in this Agreement.

        WHEREAS, the Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code
of 1986, as amended.

        WHEREAS, subsequent to the Exchange, the Company will be a wholly-owned subsidiary of ACEN.

        WHEREAS, TBF has agreed to purchase shares of the common stock of ACEN on the terms and subject to the conditions of this Agreement.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements and undertakings hereinafter set forth, the parties hereby agree as follows:

1.      Exchange. Subject to the terms and conditions of this Agreement, at the
Closing (as defined below), the Shareholder shall exchange the Company Shares for up to 238,500,000 shares of the common stock of ACEN (the "Exchange
Shares").

2.      Terms of Exchange.

        (a)     ACEN shall issue the Exchange Shares to the Shareholder in exchange for the Company Shares, at the times and subject to the fulfillment of the conditions listed in Section 2(b).

        (b)     ACEN will issue the Exchange Shares to the Shareholder as follows:

                (i)      At the Closing, ACEN will issue 119,250,000 Exchange Shares to the Shareholder.

                                     Page 1

                (ii)    ACEN will issue 23,850,000 shares within 10 days after the fulfillment of each of the following requirements ("Stage 1"):

                        -       The Company enters into an employment agreement with
a qualified laboratory director.

                        -       The Company enters into a lease agreement for an
appropriate location for the Company's offices and laboratory.

                (iii)   ACEN will issue 23,850,000 shares within 10 days after the fulfillment of each of the following requirements ("Stage 2"):

                        -       The Company orders substantially all of the laboratory
equipment necessary to commence operations (either through purchase or lease).

                        -       The Company enters into an employment agreement
with at least one qualified individual to undertake scientific research as contemplated by the Company's business plan.

                (iv)    ACEN will issue 23,850,000 shares within 10 days after the fulfillment of the following requirement ("Stage 3"):

                        -       The Company establishes a qualified scientific advisory
board of at least 2 members, and the board holds its first meeting.

                (v)     ACEN will issue 23,850,000 shares within 10 days after the fulfillment of the following requirement ("Stage 4"):

                        -       The Company hires the personnel necessary to operate
its laboratory and the laboratory becomes operational.

                (vi)    ACEN will issue 23,850,000 shares within 10 days after the fulfillment of each of the following requirements ("Stage 5"):

                        -       The Company hires personnel necessary to commence
research activities (as contemplated by the Company's business plan) and the Company begins research activities.

                        -       The Company hires one sales/marketing employee.

        (c)     If, between the date of this Agreement and the dates on which ACEN issues the Exchange Shares, the outstanding shares of the common stock of ACEN shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of Exchange Shares to be issued and

                                     Page 2

delivered in the Exchange as provided in this Agreement shall be correspondingly adjusted.

        (d)     Notwithstanding the conditions set forth in Section 2(b) of this
Agreement, ACEN shall issue to the Shareholder all of the Exchange Shares within
10 days of the occurrence of any of the following events:

                (i)     The failure of TBF to fulfill its obligations set forth in
Section 3 of this Agreement, if such failure has not been cured within 10 business days after written notice thereof from ACEN.

                (ii)    The merger of ACEN with and into any third party, or the
sale by ACEN of all or substantially all of its assets, in either case, in a transaction after which the Shareholder and his affiliates in the aggregate do not control the surviving or purchasing entity.

        (e)     In the event that any of the conditions listed in Section 2(b) are not fulfilled within two (2) years of the Closing, then the Shareholder shall forfeit the right to receive any Exchange Shares which have not been issued as of such date.

3.      Purchase of ACEN Shares by TBF

        (a)     TBF shall purchase up to 45,000,000 shares of the common stock of
ACEN at a price of $.0333 per share, or an aggregate of $1,500,000, on the following terms and conditions:

                (i)     Within 10 days after the completion of any of the stages
described in Section 2(b) (the "Stage"), TBF will purchase 9,000,000 shares for an aggregate purchase price of $300,000 (which amount will be paid by cancellation of
$300,000 of the TBF Advances described in Section 3).

                (ii)    Within 10 days of the completion of any two Stages, TBF
shall purchase 9,000,000 shares for an aggregate purchase price of $300,000 ($200,000 of which will be paid by cancellation of $200,000 of the TBF Advances described in
Section 3, and the balance of which will be payable in cash).

                (iii)   Within 30 days of the completion of any three Stages, TBF
shall purchase 9,000,000 shares for an aggregate purchase price of $300,000, payable in cash.

                (iv)    Within 30 days after the completion of any four Stages discussed in Section 2, TBF shall purchase 9,000,000 shares for an aggregate purchase price of $300,000, payable in cash.

                (v)     Within 30 days after the completion of all five Stages, TBF shall purchase 9,000,000 shares for an aggregate price of $300,000, payable in cash.

                                     Page 3

        (b)     Within 60 days after the Closing, TBF shall satisfy all liabilities of ACEN existing as of the Closing. TBF may satisfy the liabilities through any of the following methods, as selected by TBF: (i) the payment of the outstanding amount of such liability; (ii) the issuance of shares of the common stock of
ACEN in satisfaction of the liability (provided that the number of shares issued by ACEN, when combined with the number of shares of the common stock of ACEN outstanding immediately prior to the Closing, do not exceed 166,500,000); or
(iii) any other arrangement which results in the release of the Company from such liability. ACEN shall have no obligation to reimburse TBF for the amounts expended by TBF in satisfying the liabilities of ACEN.

        (c)     TBF shall advance the amount of $500,000 to ACEN (the "TBF Advances")
on the following terms and conditions:

                (i)     At the Closing, TBF shall make an advance of $100,000 in
cash to ACEN.

                (ii)    Within 15 days of the satisfaction of the Stage 1 conditions
(as set forth in Section 2(b)(ii)), TBF shall make an advance of $400,000 to ACEN.

                (iii)   The TBF Advances shall be non interest bearing and shall
be repaid through the issuance of shares by ACEN to TBF pursuant to Section 3(a).

                (iv)    The TBF Advances shall be utilized by ACEN and the Company to meet their working capital requirements arising on or after the Closing Date.
No part of such TBF Advances shall be utilized to pay any of the liabilities of ACEN existing as of the Closing Date (which liabilities shall be paid by TBF), or to repay any indebtedness of ACEN or the Company to the Shareholder or any of the
officers or directors of ACEN or the Company, without the prior written consent of TBF.

        (d)     TBF shall have the right to assign its obligation to purchase shares from ACEN to any third party, provided that the assignment shall not release TBF from its obligations to purchase the shares; and further provided that the assignee will be required to become a party to the Shareholder Agreement described in Section 6 of this Agreement.

        (e)     In consideration for the purchase of shares by ACEN, for a period of two (2) years from the date of the Closing, ACEN will not undertake a reverse-stock split without the prior written consent of TBF.

4.      Employment Agreement with the Shareholder.

        At the Closing, ACEN and the Company shall enter into an employment agreement (the "Employment Agreement") with the Shareholder pursuant to which he will be engaged to serve as the president and chief executive officer of ACEN and the Company. The Employment Agreement shall be in the form of Exhibit A to this Agreement.

                                     Page 4

5.      Consulting Agreement with TBF

        At the Closing, ACEN and the Company shall enter into a consulting agreement (the "Consulting Agreement") with TBF, pursuant to which TBF will agree to provide certain consulting services to ACEN and the Company. The consulting agreement shall be in the form of Exhibit B to this Agreement.

6.      Shareholders Agreement.

        At the Closing, ACEN, the Company, TBF, the Shareholder and [add other major shareholders] shall enter into a shareholders agreement (the "Shareholders
Agreement") in the form of Exhibit C to this Agreement.

7.      Closing.

        (a)     The consummation of the transactions contemplated by this Agreement
(the "Closing") will take place at the law offices of Thomas P. McNamara, P.A.,
2909 Bay to Bay Boulevard, Suite 309, Tampa, Florida, 33629 on or before
November 21, 2001, such date being herein referred to as the "Closing Date".

        (b)     At the Closing, the Company and the Shareholder shall deliver or cause to be delivered the following items:

                (i)     Stock certificates evidencing all of the outstanding capital stock of the Company, together with stock powers duly endorsed for transfer to ACEN.

                (ii)    A certificate, dated as of the Closing, signed by an officer of the Company certifying (A) that attached thereto is a true and complete copy of the By-Laws of the Company, (B) resolutions duly adopted by the Board of Directors and Shareholder, authorizing the execution, delivery and performance of this
Agreement and each of the other documents to which the Company is a party and the consummation of all other transactions contemplated by this Agreement, and
(C) the incumbency of the officer of the Company executing this Agreement.

                (iii)   Articles of Incorporation for the Company, certified by the
Florida Secretary of State.

                (iv)    Good Standing Certificates for the Company, certified by
the Florida Secretary of State.

                (v)     The Employment Agreement, duly executed by the Company and the
Shareholder.

                                     Page 5

                (vi)    The Shareholders Agreement, duly executed by the Company
and the Shareholder.

                (vii)   The Consulting Agreement, duly executed by the Company.

                (viii)  Copies of all third party and governmental consents, approvals and filings, if any, required by the Company and the Shareholder in connection with the transactions contemplated by this Agreement.

        (c)     At the Closing, ACEN and TBF shall deliver or cause to be delivered the following items:

                (i)     The Advance of $100,000 by TBF to ACEN.

                (ii)    The Employment Agreement, duly executed by ACEN.

                (iii)   The Shareholders Agreement, duly executed by ACEN and TBF.

                (iv)    The Consulting Agreement, duly executed by ACEN and TBF.

                (v)     Evidence of the appointment of designees of the Shareholder as the majority of the Board of Directors of ACEN.

                (vi)    A certificate dated as of the Closing, signed by an officer of ACEN, certifying (A) that attached thereto is a true and complete copy of the
Bylaws of ACEN; (B) resolutions duly adopted by the directors of ACEN, authorizing the execution, delivery and performance of this Agreement and each of the other documents to which ACEN is a party and the consummation of all other transactions contemplated by this Agreement and the other documents and (C) the incumbency of the officer of ACEN executing each of the documents to which ACEN is a party.

                (vii)   A certificate dated as of the Closing, signed by an officer of TBF, certifying (A) that attached thereto is a true and complete copy of the bylaws of TBF; (B) resolutions duly adopted by the directors of TBF, authorizing the execution, delivery and performance of this Agreement and each of the other documents to which TBF is a party and the consummation of all other transactions contemplated by this Agreement and the other documents and (C) the incumbency of the officer of TBF executing each of the documents to which TBF is a party.

                (viii)  Articles of Incorporation for ACEN, certified by the Secretary of State of the State of Nevada.

                (ix)    Good Standing Certificates for ACEN, certified by the Secretaries of State of the State of Nevada and Florida.

                                     Page 6

                (x)     Articles of Incorporation for TBF, certified by the Secretary of State of the State of Florida.

                (xi)    Good Standing Certificate for TBF, certified by the Secretary of State of the State of Florida.

                (xii)   Copies of all third party and governmental consents, approvals and filings, if any, required by ACEN and TBF in connection with the transactions contemplated by this Agreement.

8.      Representations and Warranties of the Company and the Shareholder.

        The Company and the Shareholder jointly and severally represent and warrant to and agree with ACEN and TBF as follows:

        (a)     Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

        (b)     Subsidiaries, Etc. The Company has no subsidiaries, and is not party to any partnership, joint venture of similar agreement.

        (c)     Capital Stock. The authorized capital stock of the Company consists of 100 shares of common stock, par value $.01 per share, all of which are issued and outstanding. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants or other agreements or commitments which are now or may in the future obligate the Company to issue or purchase any shares of its capital stock or other securities.

        (d)     Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms

        (e)     Breaches of Contracts, Etc. Neither the execution nor the delivery of this Agreement by the Company, nor the performance of any of its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage or other agreement or instrument to which the Company is a party.

        (f)     No Violation of Law, Etc. The execution, delivery, and performance of this Agreement by the Company will not result in a breach or violation of any law, order, rule, regulation, writ, injunction of decree or any governmental instrumentality or court having jurisdiction over the Company or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

        (g)     Liabilities. The Company, to the best of its knowledge, has no liabilities, whether absolute, accrued, contingent or otherwise, other than the liabilities listed on Schedule 8(g).

        (h)     Litigation, Etc. Except as set forth in Schedule 8(h), there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company or the Shareholder, threatened against or affecting the
Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); (ii) the Company is not subject to any arbitration; (iii) there has not been any such action, suit, proceeding, order, investigation or claim pending against or affecting the Company during the past two years; (iv) none of the Company and its officers and directors are subject to any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit) and, to the knowledge of the Company and the Shareholder, there is no basis for any of the foregoing. The Company and its officers and directors are not subject to any judgment, order or decree of any court or other governmental agency that requires or prohibits any conduct on the part of any of them that affects their activities in any material respect.

        (i)     Brokerage. There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or the Shareholder.

        (j)     Consents. No action, consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental authority is or will be required to be obtained or made by the
Company or the Shareholder in connection with the execution, delivery and performance by the Company or the Shareholder of this Agreement or any other document to which any of them is a party.

        (k)     Compliance with Laws. The Company and its properties or assets, were not or are not in violation of, nor will the continued operation of the Company's properties and assets as currently conducted or as presently proposed to be conducted

                                     Page 8

violate any law, rule, regulation or statute or result in the default with respect to any judgment, writ, injunction, decree or order of any governmental authority.

        (l)     Affiliate Transactions. Except as se forth in Schedule 8(l), no officer, director, employee, stockholder or affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used or presently proposed to be used by the Company.

        (m)     Employment and Consulting Agreements. There are no (a) employment agreements covering the employees of the Company or other material agreements relating to the compensation of management employees (including the issuance of securities of the Company to management employees), or (b) agreements for consulting services to which the Company is a party or by which it is bound.

        (n)     Material Contracts, No Defaults. Schedule 8(n) sets forth a complete and accurate list of all material written or oral material contracts to which the Company is a party as of the date hereof ("Material Contracts"). All
Material Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms. The Company is not and, to the knowledge of the Company and the Shareholder, no other party is, in default in any manner under any provision of the Material Contracts, or any other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are or may be bound.

        (o)     Conflict of Interests. Neither the Company nor any of its affiliates
(as this term is defined in the Securities Act of 1933, as amended (the
"Securities Act"), and in the rules and regulations promulgated by the
Securities and Exchange Commission ("SEC") thereunder, has, either directly or indirectly, (i) an interest in any corporation, partnership, proprietorship, association or other person or entity which produces or sells products and services which are produced or sold by the Company, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company may be bound (except for sales of DNA specimen collection kits, consulting with other genomics entities and commissions payable under the
Company's commission fee arrangement with its employees). For the purpose of this section, there shall be disregarded any interest which arises solely from the ownership of less than a five percent (5%) equity interest in a corporation which has a class of securities regularly traded on any securities exchange or in the over-the-counter market, or quoted on any inter dealer quotation system.

        (p)     Disclosure. No representations or warranties by the Company or the
Shareholder in this Agreement and no statement contained in any document
(including, without limitation, the schedules), certificate, or other writing furnished or to be furnished to ACEN or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact.
Documents delivered or to be delivered to ACEN or TBF pursuant to this Agreement are or will be true and complete copies of what they purport to be.

                                     Page 9

9.      Representations and Warranties of ACEN and TBF. ACEN and TBF jointly and severally represent and warrant to and agrees with the Company and the Shareholder as follows:

        (a)     Organization and Standing. ACEN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

        (b)     Subsidiaries, Etc. ACEN has no subsidiaries, and is not a party to any partnership, joint venture or similar agreement.

        (c)     Capital Stock. The authorized capital stock of ACEN consists of
500,000,000 shares of common stock, $0.001 par value, 131,733,896 of which are presently issued and outstanding. All of the outstanding shares are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants or other agreements or commitments which are now or may in the future obligate ACEN to issue or purchase any shares of its capital stock or other securities. ACEN has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its outstanding capital stock. There are no agreements which will survive the Closing among any of the current or former shareholders of ACEN with respect to the voting or transfer of the ACEN's capital stock or with respect to any other aspect of the
ACEN affairs.

        (d)     Exchange Shares. The Exchange Shares to be delivered by ACEN pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable. At the Closing, the Exchange Shares (if fully issued as of the Closing) would represent at least 53% of the shares of the common stock of ACEN outstanding as of the Closing.

        (e)     Authority relative to this Agreement. ACEN has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of
Directors of ACEN, and no other corporate proceedings on the part ACEN are necessary to authorize this Agreement and the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by ACEN, this
Agreement constitutes a valid and binding agreement of ACEN, enforceable against it in accordance with its terms.

        (f)     Breaches of Contracts, Etc. Neither the execution nor the delivery of this Agreement by ACEN, nor the performance of any of its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a

                                    Page 10

default under any indenture, mortgage or other agreement or instrument to which
ACEN is a party.

        (g)     No Violation of Law, Etc. The execution, delivery, and performance of this Agreement by ACEN will not result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court having jurisdiction over ACEN or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

        (h)     Absence of Undisclosed Liabilities. ACEN has no liabilities, whether absolute, accrued, contingent or otherwise, other than the liabilities listed on
Schedule 9(h).

        (i)     Reports and Financial Statements. ACEN has previously furnished to the Company true and correct copies of its Form 10-KSB for the period ended December
31, 2000, and its quarterly report on Form 10-QSB for the period ended June 30,
2001 and all other reports and registration statements filed by it with the
Securities and Exchange Commission (the "Commission") under the Securities and
Exchange Act of 1934 since January 1, 2001 all in form (including exhibits) so filed (collectively the "Reports"). As of their respective dates, the Reports comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date hereof. No additional filings or amendments to previously filed reports are required pursuant to the rules and regulations of the Commission. Each of the audited consolidated financial statements and unaudited interim financial statements included in the Reports has been prepared in accordance with general accepted accounting principles, applied on a consistent basis, and fairly presents the financial position of ACEN as of its date or the results of operation, stockholders equity or cash flows, subject to normal year end adjustments and any other adjustments described therein, which adjustments will not be material in amount or fact.

        (j)     Absence of Certain Developments. Except as set forth on Schedule 9(j), since June 30, 2001, ACEN has not:

                (i)     issued any notes, bonds or other debt securities or any
capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                (ii)    borrowed any amount or incurred or become subject to any
liabilities, except liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                                    Page 11

                (iii)   declared or made any payment or distribution of cash or
other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                (iv)    made any loans or advances to, guarantees for the benefit
of, or any investments in (other than intercompany loans or guarantees), any persons in excess of $5,000 in the aggregate; or

                (v)     conducted its business or entered into any material transaction other than in the ordinary course consistent with past practice.

        (k)     Litigation, Etc. Except as set forth in Schedule 9(k), there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of ACEN or TBF, threatened against or affecting ACEN at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); (ii) ACEN is not subject to any arbitration; (iii) there has not been any such action, suit, proceeding, order, investigation or claim pending against or affecting ACEN during the past two years; (iv) none of ACEN and its officers and directors are subject to any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit) and, to the knowledge of ACEN and TBF, there is no basis for any of the foregoing. ACEN and its officers and directors are not subject to any judgment, order or decree of any court or other governmental agency that requires or prohibits any conduct on the part of any of them that affects their activities in any material respect.

        (l)     Brokerage. There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this
Agreement based on any arrangement or agreement binding upon ACEN or TBF.

        (m)     Consents. No action, consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental authority is or will be required to be obtained or made by ACEN or TBF in connection with the execution, delivery and performance by ACEN or TBF of this Agreement or any other document to which either of them is a party.

        (n)     Compliance with Laws. ACEN and its properties or assets, were not or are not in violation of, nor will the continued operation of ACEN's properties and assets as currently conducted or as presently proposed to be conducted violate any law, rule, regulation or statute or result in the default with respect to any judgment, writ, injunction, decree or order of any governmental authority.

                                    Page 12

        (o)     Affiliate Transactions. Except as se forth in Schedule 9(o), no officer, director, employee, stockholder or affiliate of ACEN or TBF or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with ACEN or has any material interest in any material property used or presently proposed to be used by the ACEN.

        (p)     Employment and Consulting Agreements. There are no (a) employment agreements covering the employees of ACEN or other material agreements relating to the compensation of management employees (including the issuance of securities of ACEN to management employees), or (b) agreements for consulting services to which ACEN is a party or by which it is bound.

        (q)     Material Contracts, No Defaults. Schedule 9(q) sets forth a complete and accurate list of all material written or oral material contracts to which
ACEN is a party as of the date hereof ("Material Contracts"). All Material
Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms. ACEN is not and, to the knowledge of ACEN and TBF, no other party is, in default in any manner under any provision of the Material
Contracts, or any other agreement or instrument to which ACEN is a party or by which it or any of its properties or assets are or may be bound.

        (r)     No Material Changes. Since June 30, 2001, there has been no material change in the condition (financial or otherwise), assets, liabilities, capitalization or business of ACEN, which have not been reflected in the Reports.

        (s)     Disclosure. No representations or warranties by ACEN or the Shareholder in this Agreement and no statement contained in any document (including but without limitation, the schedules), certificate or other writing furnished or to be furnished to the Company or the Shareholder or any of their representatives pursuant to the provisions of this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact. Documents delivered or to be delivered to the
Company or the Shareholder pursuant to this Agreement are or will be true and complete copies of what they purport to be.

10.     Representations and Warranties of TBF

        (a)     Organization and Standing. TBF is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

        (b)     Authority Relative to Agreement. TBF has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of

                                    Page 13

the transactions contemplated hereby have been duly authorized by the Board of
Directors of TBF and no other corporate proceedings on the part TBF are necessary to authorize this Agreement and the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by TBF, this
Agreement constitutes a valid and binding agreement of TBF, enforceable against it in accordance with its terms.

        (c)     Breaches of Contracts. Neither the execution nor the delivery of this Agreement by TBF, nor the performance of any of its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage or other agreement or instrument to which
TBF is a party.

        (d)     No violation of law. The execution, delivery, and performance of this Agreement by TBF will not result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court having jurisdiction over TBF or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

        (e)     Litigation. Except as set forth in Schedule 10(e), there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of TBF, threatened against or affecting TBF at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this
Agreement); (ii) TBF is not subject to any arbitration; (iii) there has not been any such action, suit, proceeding, order, investigation or claim pending against or affecting TBF during the past two years; (iv) none of TBF and its officers and directors are subject to any governmental investigations or inquiries
(including, without limitation, inquiries as to the qualification to hold or receive any license or permit) and, to the knowledge of TBF, there is no basis for any of the foregoing. TBF and its officers and directors are not subject to any judgment, order or decree of any court or other governmental agency that requires or prohibits any conduct on the part of any of them that affects their activities in any material respect.

11.     Conditions Precedent.

        (a)     Conditions Precedent to Obligations of ACEN and TBF. The obligation of ACEN and TBF to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions precedent:

                (i)     All representations and warranties of the Company and the
Shareholder contained in this Agreement shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

                                    Page 14

                (ii)    The Company and the Shareholder shall have performed and
complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them, respectively, on or before the Closing Date, except for those Post Closing Covenants listed in Section 15.

                (iii)   The directors of the Company shall have taken all necessary action to authorize the execution and performance of this Agreement, and the Company shall have delivered to ACEN true and complete copies, certified by the Secretary, of Resolutions of its Board of Directors evidencing such action.

                (iv)    No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                (v)     All corporate and other proceedings and actions taken in
connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents listed in Section 7 or incident to any such transaction shall be reasonably satisfactory in form and substance to the
Company and its counsel.

        The conditions contained in this Section 11(a) are included herein for the benefit of ACEN and TBF, and, without constituting a waiver of any of its other rights hereunder, may be waived, in whole or in part, by ACEN and TBF.

        (b)     Conditions to Obligations of the Company and the Shareholder. The
obligations of the Company and the Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the
Closing Date, of the following conditions:

                (i)     All representations and warranties of ACEN and TBF contained in this Agreement shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

                (ii)    ACEN and TBF shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them on or before the Closing Date.

                (iii)   The Boards of Directors of ACEN and TBF shall have taken
all necessary action to authorize the execution and performance of this Agreement, including the delivery of shares of Common Stock of ACEN to the Company in accordance with this Agreement, and ACEN and TBF shall have delivered to the
Company true and complete copies certified by its Secretary or Assistant
Secretary, of Resolutions of its Board of Directors evidencing such action.

                                    Page 15

                (iv)    No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                (v)     All corporate and other proceedings and actions taken in
connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents listed in Section 7 or incident to any such transaction shall be reasonably satisfactory in form and substance to the Company and its counsel.

        The conditions contained in this Section 11(b) are included herein for the benefit of the Company and the Shareholder and, without constituting a waiver of any of its other rights hereunder, may be waived, in whole or in part, by the
Company and the Shareholder.

12.     Termination

        (a)     Termination Events. This Agreement may be terminated at any time prior to the Closing:

                (i)     by mutual written consent of TBF, ACEN, the Company and the
Shareholder;

                (ii)    by ACEN and TBF, or by the Company and the Shareholder, if,
at any time on or before the Closing, any conditions set forth in this Agreement for the benefit of ACEN and TBF, or the Company and the Shareholder, as the case may be, (A) shall not have been timely met; or (B) shall have become impossible to satisfy;

                (iii)   by ACEN or TBF, if there has been a material breach of this
Agreement on the part of the Company or the Shareholder with respect to any of their covenants, representations or warranties contained in this Agreement, and such breach has not been cured within 10 business days after written notice thereof from ACEN or TBF;

                (iv)    by the Company or the Shareholder, if there has been a material breach of this Agreement on the part of ACEN or TBF with respect to any of their covenants, representations or warranties contained in this Agreement, and such breach has not been cured within 10 business days after written notice thereof from the Company; or

                (v)     by ACEN, TBF, the Company or the Shareholder if the Closing
of the transactions contemplated by this Agreement shall not have occurred on or before: (A) November 30, 2001; or (B) such later date as may have been agreed upon in writing by the parties to this Agreement, provided, that the right to terminate this Agreement under this clause shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

                                    Page 16

        (b)     Effect of Termination. In event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement, except: (i) in the event this Agreement is terminated pursuant to Section 12(a)(iii), the reasonable documented out-of-pocket expenses incurred by ACEN and TBF shall be paid by the
Company and the Shareholder; or (ii) in the event this Agreement is terminated pursuant to Section 12(a)(iv), the reasonable documented out-of-pocket expenses incurred by the Company and the Shareholder shall be paid by ACEN and TBF. All payments pursuant to this section shall be made within 30 days of written claim.

13.     Certain Pre-Closing Covenants.

        (a)     Best Efforts Undertaking of the Company and the Shareholder. The
Company and the Shareholder will use their best efforts to fulfill all of the conditions contained in Section 11 hereof and to consummate the transactions contemplated by this Agreement.

        (b)     Best Efforts Undertaking of ACEN and TBF. ACEN and TBF will use their best efforts to fulfill all of the conditions contained in Section 11 hereof and to consummate the transactions contemplated by this Agreement.

        (c)     Access to Books and Records of the Company. Between the date of this
Agreement and the Closing Date, the Company shall (a) give ACEN and TBF and their authorized representatives full access to books and records of the Company
(and permit ACEN and TBF to make copies thereof), (b) permit ACEN and TBF to make inspections thereof, and (c) cause its officers and its advisors
(including, without limitation, its auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish ACEN and TBF with such financial and operating data and other information with respect to the business and properties of the Company, and to discuss with ACEN and TBF and their authorized representatives the affairs of the Company, all as ACEN and TBF may from time to time reasonably request.

        (d)     Access to Books and Records of ACEN. Between the date of this Agreement and the Closing Date, ACEN shall (a) give the Company and its authorized representatives full access to books and records of ACEN (and permit the Company to make copies thereof), (b) permit ACEN to make inspections thereof, and (c)
cause its officers and its advisors (including, without limitation, its auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish the Company with such financial and operating data and other information with respect to the business and properties of ACEN, and to discuss with ACEN and its authorized representatives the affairs of ACEN, all as the Company may from time to time reasonably request.

                                    Page 17

        (e)     Conduct of Business by ACEN Pending the Exchange. Except as
contemplated by this Agreement, during the period from the date of this
Agreement to the Closing Date, ACEN will conduct its operations only in the ordinary usual course of business and consistent with past practice and will not engage in any activity or activities other than those directly related to the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as contemplated by this
Agreement, ACEN will not, prior to the Closing Date, without the prior written consent of the Company which shall not be unreasonably withheld or delayed in each instance:

                (i)     Issue, sell or pledge or otherwise authorize or purpose the issuance, sale or pledge of any shares of capital stock of any class of ACEN or securities convertible to any such shares, or any rights, warrants or options to acquire any such shares or convertible securities; provided, however, that ACEN may issue capital stock of any class or securities convertible to any such shares, or any rights, warrants or options to acquire any such shares or convertible securities so long as the number of shares issued (or issuable pursuant thereto)
by ACEN, when combined with the number of shares of the common stock of ACEN outstanding immediately prior to the Closing, do not exceed 166,500,000.

                (ii)    Purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities.

                (iii)   Declare or pay any dividend or distribution on any shares
of its capital stock other than as approved in writing by the Company or repurchase or deem or retire or otherwise acquire any shares of its capital stock or other securities of, or other equity or ownership interest in the ACEN.

                (iv)    Authorize or recommend, propose or announce an intention
to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation, business combination, acquisition of assets or securities, any disposition of assets or securities or any change in ACEN's capitalization, or any entry into a material contract or any amendment or modification of any material contract rights.

                (v)     Take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time.

                (vi)    Enter into any agreement, contract or commitment which, if entered into prior to the date hereof, would have been a Material Contract.

                                    Page 18

                (vii)   Incur any indebtedness or liabilities of any kind other than those directly related to the consummation or transaction contemplated by this
Agreement.

        (f)     Conduct of Business by the Company Pending the Exchange. Except as
contemplated by this Agreement, during the period from the date of this
Agreement to the Closing Date, the Company will conduct its operations only in the ordinary usual course of business and consistent with past practice and will not engage in any activity or activities other than those directly related to the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as contemplated by this
Agreement, the Company will not, prior to the Closing Date, without the prior written consent of the Company which shall not be unreasonably withheld or delayed in each instance:

                (i)     Issue, sell or pledge or otherwise authorize or purpose the issuance, sale or pledge of any shares of capital stock of any class of the Company or securities convertible to any such shares, or any rights, warrants or options to acquire any such shares or convertible securities.

                (ii)    Purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities.

                (iii)   Declare or pay any dividend or distribution on any shares
of its capital stock other than as approved in writing by the Company or repurchase or deem or retire or otherwise acquire any shares of its capital stock or other securities of, or other equity or ownership interest in the Company.

                (iv)    Authorize or recommend, propose or announce an intention
to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation, business combination, acquisition of assets or securities, any disposition of assets or securities or any change in the Company's capitalization, or any entry into a material contract or any amendment or modification of any material contract rights.

                (v)     Take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time.

                (vi)    Enter into any agreement, contract or commitment which, if entered into prior to the date hereof, would have been a material contract.

                (vii)   Incur any indebtedness or liabilities of any kind other than those directly related to the consummation or transaction contemplated by this
Agreement.

                                    Page 19

        (g)     Notice of Certain Matters. Between the date of this Agreement and the
Closing Date, each party shall give notice to the other parties promptly upon such party becoming aware of (i) any inaccuracy of a representation or warranty set forth in this Agreement, or (ii) any event that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation and warranty to be inaccurate, any such notice to describe such inaccuracy, event or state of facts in reasonable detail.

        (h)     Copies of Company Reports. Between the date of this Agreement and the Closing Date, the Company shall cause (i) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of the Company to be delivered to ACEN at the same time and (ii) copies of the minutes of all meetings of, and actions taken without a meeting by, the
Board of Directors (or any committee thereof) of the Company to be delivered to
ACEN promptly after the preparation thereof. Between the date of this Agreement and the Closing, the Company shall give ACEN at least three (3) days prior notice of any meeting of or action to be taken without a meeting by, the Board of Directors or committee thereof, of the Company and shall cause the Company to permit one individual designated by ACEN to attend each such meeting as an observer.

        (i)     Copies of ACEN Reports. Between the date of this Agreement and the
Closing Date, ACEN shall cause (i) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of
ACEN to be delivered to the Company at the same time and (ii) copies of the minutes of all meetings of, and actions taken without a meeting by, the Board of
Directors (or any committee thereof) of ACEN to be delivered to the Company promptly after the preparation thereof. Between the date of this Agreement and the Closing, ACEN shall give the Company at least three (3) days prior notice of any meeting of or action to be taken without a meeting by, the Board of
Directors or committee thereof, of ACEN and shall cause ACEN to permit one individual designated by the Company to attend each such meeting as an observer.

        (j)     Press Releases and Public Announcements. None of the parties shall disclose the existence or terms of this Agreement, or the names of the parties to this Agreement in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of each of the other parties, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the subject party shall give written notice to the other parties describing in reasonable detail the proposed content of such disclosure and shall permit the other parties to review and comment upon the form and substance of such disclosure.

14.     Survival of Representations and Warranties; Indemnification.

        (a)     Reliance on and Survival of Representations and Warranties. All
representations and warranties of the parties in this Agreement, and in any certificates or other agreements delivered with this Agreement shall (i) be deemed to have been relied upon by the parties, notwithstanding any investigation heretofore or hereafter made by any party, and (ii) survive the

                                    Page 20

execution and delivery of this Agreement and the Closing of the transactions contemplated by this Agreement, and shall continue in effect for a period of one
(1) year from the date of the Closing.

        (b)     Indemnification.

                (i)     The Company and the Shareholder (the "Indemnifying Parties")
agree to indemnify ACEN and TBF and each of their officers, directors, agents and representatives (collectively, the "Indemnitees"), and hold them harmless against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs and including interest and penalties) (a "Loss") which the Indemnitees may suffer, sustain or become subject to, as a result of or in connection with a breach by the Indemnifying Parties of any representation, warranty or covenant set forth in this Agreement or any other agreement contemplated hereby or any certificates executed or delivered in connection with the closing of the transaction contemplated hereby.

                (ii)    ACEN and TBF (collectively, the "Indemnifying Parties") agree jointly and severally to indemnify the Shareholder, the Company, and each of its officers and directors, agents and representatives, as the case may be
(collectively, the "Indemnitees"), and to hold them harmless against any Loss which any of them may suffer, sustain or become subject to, as a result of or in connection with:

                        (A)     a breach by ACEN or TBF of any representation, warranty
or covenant set forth in this Agreement or any other agreement contemplated hereby or any certificate executed or delivered in connection with the Closing of the transactions contemplated hereby;

                        (B)     any liabilities of ACEN of any nature whatsoever,
whether accrued, absolute contingent or otherwise, existing as of the Closing Date;

                        (C)     any claims of any kind asserted against ACEN or the
Company by any of the existing shareholders of ACEN, and arising out of matters occurring or existing prior to the Closing.

                (iii)   Each Indemnitee shall notify the Indemnifying Party in writing within 30 days following the discovery by such Indemnitee of any matter giving rise to an indemnification obligation of the Indemnifying Party pursuant to this Section
14 and shall indicate in such notification whether such Indemnitee is requesting indemnification with respect to such matter and the amount of indemnification initially anticipated (if the same is capable of estimation). The failure to give notice as required by this Section 14(b)(iii)(c) in a timely fashion shall not result in a waiver of any right to indemnification hereunder, except to the extent that the Indemnifying Party is actually prejudiced as a result of such delay. In case any such action is brought against an Indemnitee, the
Indemnifying Party shall be entitled to participate in and, unless in such
Indemnitee's reasonable judgment upon the advice of its counsel a conflict of interest between the Indemnifying Party and the Indemnitee actually exists in

                                    Page 21

respect of such Loss, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and after its assumption of the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation. Nothing herein shall limit the Indemnitee's right to employ its own counsel at its own cost and expense. If in the Indemnitee's reasonable judgment upon the advice of its counsel a conflict of interest exists requiring the Indemnitee to assume its own defense, upon written notice thereof by the Indemnitee to the Indemnifying Party stating the nature of such conflict of interest, the Indemnitee shall be entitled to assume its own defense with one separate counsel at the Indemnifying
Party's expense in accordance with this Section 14. The Indemnifying Party shall not, without the consent of the affected Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of an unconditional release from all liability in respect of such Loss or which requires action on the part of such Indemnitee or otherwise subjects the
Indemnitee to any obligation or restriction to which it would not otherwise be subject.

15.     Post Closing Covenants. The Company and the Shareholder are subject to the fulfillment, following the Closing Date, of the following covenants:

        (a)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, a schedule, listing all promissory notes payable by the
Company, all agreements of the Company to borrow money from others, and all commitments by others to lend money to the Company. As to each note, obligation to borrow and loan commitment, such schedule accurately sets forth the interest rate, terms of payment of principal and interest, identity of security (if any)
and any other material terms of such indebtedness. The Company, to the best of its knowledge, as of the date of such Schedule will not be in default in any respect under, and is not otherwise, in violation or contravention of, any of the terms or provisions of any note, loan agreement, agreement to borrow money from others or any commitment by others to lend money.

        (b)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, a complete and accurate schedule, listing and briefly describing all Material Contracts. For this purpose, the term "Material
Contracts" shall be defined to mean (i) all contracts and commitments out of the ordinary course of business; (ii) all contracts and commitments involving an obligation which cannot or, in reasonable probability, will not be performed or terminated within sixty (60) days from the date hereof; (iii) all bonus, incentive compensation, pension, group insurance or employee welfare plans of any nature whatsoever; (iv) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees; (v) employment contracts and other contracts, agreements or commitments to or with individual employees, agents or consultants extending for a period of more than three (3) months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereof; or (vi) all other contracts or commitments providing for

                                    Page 22

payments based in any manner upon the sales, purchases or profits of the
Company. As of the date of such schedule, there will not be any material default, of which the Company is aware, in any obligation to be performed by the
Company under any material contract listed on the said schedule.

        (c)     Except as identified in a complete and accurate schedule to be supplementally delivered to ACEN post closing, at the request of ACEN, the
Company, to the best of its knowledge, as of the date of such schedule will not be engaged in or threatened with any legal action or other proceeding before any court or administrative agency. The Company, to the best of its knowledge, as of the date of such schedule, will not have violated any laws, regulations or order applicable to its business or activities, and the conduct of the present business of the Company at the present location is in conformity with all zoning and building code requirements.

        (d)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, a complete and accurate schedule listing all domestic and foreign patents, patent applications, licenses, formulae, trademarks, trade names and copyrights owned or held by the Company as of the date of such schedule, and a summary of the terms of all agreements relating to technology, know-how or processes which the Company is licensed or authorized to use by others. Except as set forth in this schedule, as of the date of such schedule, the Company has the sole and exclusive right to use the patents, trademarks, trade names, copyright, technology, know-how, processes, names and likenesses referred to therein, and the consummation of the contemplated transactions does not alter or impair any such rights as of the date of such schedule; no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how, processes, names and likenesses or challenging or questioning the validity or effectiveness of any such licenses or agreements, and there is no valid basis for any such claim and the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes, names and likenesses by the Company does not infringe on the rights of any person.

        (e)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, complete and accurate schedules, listing each salaried employee of the Company as of the date of such schedule, together with each employee who is paid on an hourly basis and showing their respective rates of compensation
(including bonuses, if any) and fringe benefits (including vacation time accrued to the Balance Sheet Date). As of the date of such schedule, the Company will have paid in full to its employees all wages, salaries, commissions, bonuses and other direct compensation for all services employed by them, other than amounts that have not yet become payable in accordance with the Company's customary practices. Except as set forth in the schedule, the Company is not liable for any severance pay or other payments on account of termination of any former employee except as listed in this schedule, is in compliance with all applicable laws respecting employment and employment practices, and terms and conditions of employment and wages and hours as of the date of such schedule.

                                    Page 23

        (f)     Except as identified in a complete and accurate schedule, to be supplementally delivered to ACEN post closing, at the request of ACEN, the
Company does not have, none of its employees are covered by, and the Company does not have any obligation, as of the date of such schedule, with respect to, any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan (as defined in subparagraph (1), whether formal or informal (collectively "Plans"). The schedule contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each of those Plans. The Company has performed and complied with all of its obligations under or with respect to such
Plans, as of the date of such schedule, and such Plans have operated in accordance with their terms. The Company has no commitment, whether formal or informal and whether legally binding or not, to create any additional Plans as of the date of such schedule.

        (g)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, a schedule of all Plans disclosed or required to be disclosed in subsection (f) above that are employee benefit plans and any related trust agreements (collectively, "Target Plans"). The schedule lists, and the Company shall provide post closing to ACEN, at the request of ACEN, copies of, (a) the most recent Internal Revenue Section determination letter relating to each of the Target Plans (and none of the Target Plans has been amended or modified since the date of the determination letter relating to it and each of the Target
Plans has been operated in accordance with the description contained in such determination letter), (b) the most recent annual report (Form 5500 Series) and accompanying schedules of each of the Target Plans filed with the Department of
Labor pursuant to ERISA, (c) the most recent certified financial statements of each of the Target Plans as of the date thereof, and there have been no material changes in the assets or liabilities associated with such Target Plans since the date of such financial statements. The Company shall deliver to ACEN copies of, and the schedule lists, all actuarial reports with respect to the Target Plans, which reports are complete and accurate. Except as set forth in the schedule, there are no accrued unpaid contributions to any of the Target Plans as of the date of such schedule. The Target Plans have operated in accordance with the applicable requirements of ERISA and the Code. No reportable event (as defined in section 4043(e) of ERISA), prohibited transactions (as defined in section 406 of ERISA or section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of
ERISA or section 411(d) of the Code) will have occurred with respect to any of the Target Plans as of the date of such schedule. Except as set forth in the schedule, no filing, application or other matters with respect to any of the
Target Plans will be pending with the Internal Revenue Service, Pension Benefit
Guaranty corporation, United States Department of Labor or other governmental body, none of the Target Plans will have been terminated, the Pension Benefit
Guaranty Corporation will not have taken any action to terminate any of the
Target Plans and no trustee will have been appointed by any court to administer any of the Target Plans as of the date of such schedule. None of the Target
Plans will have been amended or will be amended prior to the date of such schedule.

                                    Page 24

        (h)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, a list of any purchase commitments entered into by the Company.
No purchase commitment of the Company will be in excess of normal, ordinary and usual requirements of its business, or will be made at any price in excess of the then current market price, or will contain terms and conditions more onerous than those usually and customary in the industry at the time of such schedule.

        (i)     The Company shall supplementally deliver to ACEN post closing, at the request of ACEN, a schedule listing all contracts or commitments affecting ownership of, title to, use of, or any interest in real estate. All such leases of real property are valid, binding, and enforceable in accordance with their terms, and are in full force and effect at the time of such schedule; there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) by the Company, and all lessors under such leases have consented (where such consent is necessary) to the consummation of the contemplated transactions without requiring modification in the rights or obligations of the lessee under such leases and all such consents are listed in the schedule provided to ACEN. The Company shall deliver executed counterpart copies of all consents referred to in the preceding sentence to ACEN, post closing, at the request of ACEN.

        (j)     Except as supplementally disclosed post closing, in a schedule provided at the request of ACEN, at the time of such schedule, there has been no material adverse change in the condition (financial or otherwise), physical assets, capitalization or business of the Company, no dividend or other distribution declared, paid or made on any of the shares of the Company's capital stock, no direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock, no damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, no increase in the rate of compensation payable or to become payable to any officer or other employee of the Company (except as disclosed in the schedule referred to in subparagraph (e) of this Section 15 or approved in writing by ACEN), no significant labor disturbances, and no other event or condition which materially and adversely affects the business of the Company since its formation. Since its formation, the business of the Company has been conducted diligently and in the ordinary course; the Company has not sold or transferred any of its property or assets except in the ordinary course of business, and no contracts have been entered into by the Company except in the ordinary course of business or with the written approval of ACEN.

        (k)     At the time an applicable schedule is prepared, if requested by
ACEN, the Company will have filed on a timely basis all tax returns that are or were required to be filed pursuant to the laws, regulations or administrative requirements of each governmental body with taxing power of it or its assets.
The Company shall deliver to ACEN post closing, at the request of ACEN, all such
Tax Returns filed since the Company's inception. At the time of such schedule, the Company will have paid all Taxes that are then due pursuant to those Tax
Returns.

                                    Page 25

        (l)     The Company shall supplementally deliver to ACEN, post closing at the request of ACEN, a complete and accurate schedule, containing (i) a complete legal description of all real property owned, leased or otherwise used or occupied by the Company at the time of such schedule, (ii) a list of all banks and other institutions in which the Company has any account or safe deposit showing the identifying numbers and names of the persons authorized to draw thereon or have access thereto at the time of such schedule, and (iii) a list of all capitalized machinery, tools, equipment owned, leased or otherwise used by the Company at the time of such schedule.

        (m)     The Company shall supplementally deliver to ACEN, post closing at the request of ACEN, a complete and accurate schedule, identified by reference to this subparagraph, listing and briefly describing all policies of fire, liability, life, workmen's compensation and other insurance maintained by the
Company at the time of such schedule. The schedule provided by the Company shall identify all risks that have been designated as being self-insured at the time of such schedule. No insurance carrier has refused to insure any operations or property assets of the Company, nor has any insurance carrier, which has carried, or received any application for, any such insurance limited the coverage during the last three (3) years up until the time of such schedule.

16.     Investment Representations. The Shareholder and TBF each acknowledges that the shares of ACEN to be delivered to them pursuant to this Agreement will not be registered pursuant to the Securities Act. Each of them further represents to and agrees with ACEN as follows:

        (a)     Each of them is acquiring the shares for his own private personal investment and with no present intention of reselling or distributing such shares of any portion thereof to others.

        (b)     Each of them fully comprehends that ACEN is relying to a material degree on the representations, warranties and covenants contained herein.

        (c)     Each of them agrees that none of the shares will be transferred or distributed unless (i) they are covered by an effective registration statement prepared in accordance with the Securities Act and are distributed in a manner complying with the Securities Act and with the Rules and Regulations promulgated thereunder; or (ii) they may be transferred in accordance with Rule 144 of the
Rules and Regulations pursuant to the Securities Act (or such similar Rule as may be applicable to such shares at the time of transfer) so long as such transfer strictly complies with said Rule 144 and with such procedures as ACEN may reasonably establish in connection therewith; or (iii) there is first delivered to ACEN the written legal opinion of legal counsel in form and substance reasonably satisfactory to ACEN's legal counsel or a "no action letter" from SEC indicating that any of the provisions of the Securities Act and the Rules and Regulations promulgated thereunder. In the event such legal opinion is based upon the exemption now contained in Section 4(2) of the

                                    Page 26

Securities Act, the person acquiring shares or some portion thereof shall execute and deliver to ACEN a letter agreement complying with the Securities Act and the Rules and Regulations promulgated thereunder.

        (d)     Each of them hereby agrees that the certificate(s) representing such shares may bear a legend, as set forth below, setting forth the restrictions upon transfer which are contained in the foregoing subparagraph (c) and that
ACEN may deliver to its transfer agents a "stop transfer order" directing the transfer agents not to effect any transfer of such shares without having received the permission of ACEN and evidence of compliance with applicable provisions of the Securities Act and the terms of this Agreement.

        The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ACEN.

        (e)     Each of them hereby agrees to indemnify ACEN against and hold it harmless from all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which shall arise as a result of a sale or distribution by him of such shares or any portion thereof in violation of the Securities Act or the terms of this Agreement.

17.     Further Assurances.

        If, at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, each of the parties shall execute and deliver any further instruments or documents and take all such necessary action that may reasonably be requested by any other party.

18.     Expenses.

        Each party shall bear its own expenses incident to the preparation, negotiation and delivery of this Agreement and the performance of its obligations hereunder.

19.     Other Matters.

        (a)     Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitute the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter of this Agreement.

        (b)     Amendment and Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by all of the parties to this
Agreement. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to

                                    Page 27

constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        (c)     Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed as follows:

                  If to ACEN or TBF:        Tampa Bay Financial, Inc.
                                            Attn: Carl L. Smith
                                            355 Interstate Boulevard
                                            Sarasota, FL 34240
                                            941/923-1949 ? 941/921-2821 - FAX
                                            E-Mail Address: CSMITH@TBFCORP.NET

                  If to Company or          Neogenomics, Inc.
                  the Shareholder:          Attn: Michael T. Dent, M.D.
                                            840 111th Avenue North
                                            Naples, Florida 34108
                                            (941)-513-1992 ? (941) 513-9022 - FAX
                                            E-Mail Address: mdent@gate.net

or at such other addresses as may from time to time be designated by the respective parties in writing.

        (d)     Specific Performance. The parties acknowledge that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement. Accordingly, each party agrees that the other parties will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

        (e)     Assignment. Except as specifically permitted by the terms of this
Agreement, neither this Agreement nor any right created hereby shall be assignable by any party.

                                    Page 28

        (f)     Paragraphs and Other Headings. Paragraphs or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g)     Choice of Law. It is the intention of the parties that the laws of the State of Florida should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

        (h)     Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this
Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

        (i)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all shall constitute one and the same instrument.

                                    Page 29

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

American Communications Enterprises, Inc.

By: /s/ Carl L. Smith
    Carl L. Smith, Chairman and Chief Executive

NeoGenomics, Inc.

By:/s/Michael Dent, M.D.
   Michael Dent, M.D., President

Tampa Bay Financial, Inc,

By/s/ Carl L. Smith
   Carl L. Smith, President

/s/ Michael Dent, M.D.
Michael Dent, M.D., Individually